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                                   PAACO, INC.
                       PREMIUM AUTO ACCEPTANCE CORPORATION



                             SHAREHOLDERS' AGREEMENT

                                      AMONG

                                  LARRY LANGE,

                                   DANIEL CHU,

                                    TED LANGE

                                       AND

                                CROWN GROUP, INC.







                       DATED ON OR AS OF FEBRUARY 1, 1998








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                             SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into on or as of this 1st day of February, 1998, among PAACO, Inc., a Texas corporation ("PAACO"), Premium Auto Acceptance Corporation, a Texas corporation ("Premium" and together with PAACO, the "Companies"), Larry Lange, Daniel Chu and Ted Lange and their respective spouses (collectively, the "Original Shareholders"), and Crown Group, Inc., a Texas corporation ("Crown" and, together with the Original Shareholders, the "Shareholders").

         WHEREAS, PAACO is incorporated under the laws of the State of Texas with an authorized capitalization of 1,000,000 shares of common stock, $0.01 par value per share ("PAACO Common Stock"), of which 141,845 shares are issued and outstanding;

         WHEREAS, Premium is incorporated under the laws of the State of Texas with an authorized capitalization of 100,000 shares of common stock, no par value ("Premium Common Stock" and, together with PAACO Common Stock, the "Common Stock"), of which 1,419 shares are issued and outstanding;

         WHEREAS, each Shareholder is the owner of the number of shares of such issued and outstanding stock of each Company set forth opposite his or its name on Exhibit A;

         WHEREAS, Crown has purchased its shares of Common Stock pursuant to that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") and the Buyer's Warrants (as defined in the Stock Purchase Agreement);

         WHEREAS, the Original Shareholders have agreed to purchase warrants (collectively, the "Warrants") to purchase shares of Common Stock pursuant to that certain Stock Purchase Warrant of even date herewith;

         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Companies to set forth their respective rights and obligations in connection with their investment in the Companies;

         WHEREAS, the parties hereto also desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the shares of the Common Stock, including issued and outstanding shares of the Common Stock as well as shares of the Common Stock that may be issued hereafter, and to provide for certain rights and obligations in respect thereto as hereinafter provided.

         NOW, THEREFORE, for and in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND RELATED MATTERS

     SECTION 1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "AFFILIATE" shall mean, when used with respect to a specified person, any person which (a) directly or indirectly controls, is controlled by or is under common control with such specified person, (b) owns or controls 10% or more of the outstanding voting interests of such person, (c) is an officer, director, general partner, trustee, manager, administrator, representative or agent of such person, or (d) is an officer, director, trustee, manager, administrator, representative or agent, or owns or controls 10% or more of the outstanding

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voting interests, of a person described in clause (a), (b) or (c) of this sentence. As used in this definition, the term "control" means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of a person through an ownership of voting securities (or other ownership interests), contract, voting trust or otherwise.

     "COMMON STOCK" shall mean PAACO Common Stock and Premium Common Stock.

     "DISABILITY" shall mean the total and permanent disability (whether physical or mental) of any Original Shareholder.

     "DISPOSITION" shall mean any sale, assignment, hypothecation, gift, inter vivos transfer, pledge, mortgage or other encumbrance, or any other disposition of Common Stock whatsoever, whether voluntary or involuntary.

     "FAIR MARKET VALUE" with respect to shares of Common Stock of either Company shall mean the value of such Common Stock as determined by an appraiser knowledgeable in such matters by reason of education or experience mutually selected by such Company and the Shareholder or the executor of the deceased Shareholder's estate, as the case may be. If the Company and such Shareholder or executor, as the case may be, cannot agree on an appraiser, each of the Company and such Shareholder or executor, as the case may be, shall select one appraiser and the appraisers so selected shall select a third appraiser to determine the fair market value of the Common Stock so offered.

     "INITIAL PUBLIC OFFERING" shall mean the first public offering of equity securities of either Company effected by such Company or one or more Shareholders pursuant to a registration statement that has been declared effective under the Securities Act.

     "PAACO BYLAWS" shall mean PAACO's bylaws, certified by the secretary of PAACO, a copy of which is attached hereto as Exhibit B.

     "PAACO'S ARTICLES OF INCORPORATION" shall mean PAACO's Articles of Incorporation, as amended, a copy of which is attached hereto as Exhibit C.

     "PAACO COMMON STOCK" shall mean all issued and outstanding shares of PAACO Common Stock, together with all shares of capital stock of PAACO of any class which may hereafter be issued. Moreover, all references herein to PAACO Common Stock owned by a Shareholder includes the community interest, if any, of the spouse of such Shareholder in such PAACO Common Stock. If any New Securities are issued in accordance with Section 2.2, PAACO Common Stock shall be deemed to include such New Securities.

     "PERSON" shall mean an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

     "PERSONAL REPRESENTATIVE" shall mean the executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to Disability, or any successor or assignee thereof whether by operation of law or otherwise.

     "PREMIUM BYLAWS" shall mean Premium's Bylaws, certified by the secretary of Premium, a copy of which is attached hereto as Exhibit D.


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     "PREMIUM ARTICLES OF INCORPORATION" shall mean Premium's Articles of
Incorporation, a copy of which is attached hereto as Exhibit E.

     "PREMIUM COMMON STOCK" shall mean all issued and outstanding shares of Premium Common Stock together with all shares of capital stock of Premium of any class which may hereafter be issued. Moreover all references herein to Premium Common Stock owned by a Shareholder includes the community interest, if any, of the spouse of such Shareholder in such Premium Common Stock. If any New Securities are issued in accordance with Section 2.2, Premium Common Stock shall be deemed to include such new securities.

     "PRO RATA SHARE" shall mean, as applied herein to the proportion of shares of Common Stock which a Shareholder shall have the right to purchase or sell at any particular time under this Agreement, that proportion of the shares of Common Stock subject to purchase or sale at such time which the shares of Common Stock owned by the particular Shareholder bears to the shares of Common Stock owned by all of the Shareholders having the same right to purchase or sell at such time under this Agreement. In addition, if any shares of Common Stock subject to purchase or sale at such time under this Agreement are not purchased or sold by any other Shareholder entitled to purchase or sell the same, the term "Pro Rata Share" shall also include that proportion of the shares of Common Stock not purchased or sold by any Shareholder entitled to purchase or sell the same hereunder which the shares of Common Stock owned by the particular Shareholder bears to the shares of Common Stock owned by all of the Shareholders having the right to purchase or sell hereunder other than the Shareholder or Shareholders not purchasing or selling all of the shares of Common Stock he or they are entitled to purchase or sell under the first sentence of this definition.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time and any successor statute thereto.

     SECTION 1.2 RELATED DEFINITIONAL MATTERS. As used in this Agreement, pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context clearly otherwise requires. As used in this Agreement, the term "including" shall be construed to be expansive rather than limiting in nature and to mean "including, without limitation," except where the context clearly otherwise requires.

     SECTION 1.3 COMMON STOCK SUBJECT TO AGREEMENT. This Agreement shall extend and apply to all shares of Common Stock now owned by each of the Shareholders and to all shares of Common Stock as may hereafter be acquired by any of the Shareholders, whether such shares constitute the separate property or community property of any of the individual Shareholders, and regardless of the capacity in which title to such shares is held or taken. This Agreement shall also apply to all shares of Common Stock to which the spouse of any Shareholder is entitled by virtue of any community property or any other laws.

                                   ARTICLE II

                        SHAREHOLDERS, CAPITAL STRUCTURE,
                            OTHER SHAREHOLDER MATTERS

     SECTION 2.1 SHAREHOLDERS. The Shareholders of the Companies and the number of shares of Common Stock held by each are set forth in Exhibit A.


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     SECTION 2.2 PREEMPTIVE RIGHTS.

     (a) If either Company issues additional shares of capital stock (including Common Stock) or any rights, options or warrants to purchase capital stock or any securities of any type whatsoever convertible into capital stock (collectively, "New Securities"), each Shareholder shall have the preemptive right to acquire such number of New Securities that will entitle such Shareholder to maintain his or its Pro Rata Share of the outstanding capital stock of such Company (including Common Stock and any such New Securities). If any Original Shareholder does not purchase any or all of his Pro Rata Share of such New Securities, the remaining Original Shareholders originally offered New Securities shall have the right to purchase such unpurchased New Securities on a Pro Rata Basis until all of the New Securities are purchased or until no other Original Shareholder desires to purchase any more New Securities. In the event of an Initial Public Offering, each Shareholder shall, at a meeting convened for the purpose of amending the Articles of Incorporation of such Company, vote to remove from such Articles of Incorporation requirements, if any such requirements are at such time imposed thereby, granting preemptive rights with respect to the Common Stock of such Company.

     (b) If and when either Company intends to issue New Securities, such Company shall give each Shareholder written notice ("Preemption Notice") of its intention, describing the type of New Securities, the price and the terms upon which such Company proposes to issue the same. Each Shareholder shall have 30 days from the date he or it receives the Preemption Notice to agree to purchase all or any portion of such New Securities as he or it is entitled pursuant to
Section 2.2(a) for the price and upon the terms specified in the Preemption Notice by giving written notice to such Company and stating therein the quantity of New Securities to be purchased. A further Preemption Notice shall be given to the appropriate Shareholders pursuant to Section 2.2(a) if any of the New Securities are not purchased as set forth therein.

     SECTION 2.3 NON-LIABILITY OF SHAREHOLDERS. No Shareholder shall be liable for the debts, liabilities, contracts or other obligations of either Company except to the extent of any unpaid capital contributions such Shareholder has agreed to make to such Company.

     SECTION 2.4 LIMITATIONS ON SHAREHOLDERS. Other than as specifically provided for in either Company's Articles of Incorporation, Bylaws, this Agreement and applicable law, no Shareholder shall, solely as a result of its status as such: (a) be permitted to take part in the business or control of the business or affairs of either Company; (b) have any voice in the management or operation of any property owned by either Company; or (c) have the authority or power to act as agent for or on behalf of such Company or any other Shareholder, to do any act which would be binding on either Company or any other Shareholder, or to incur any expenditures for or on behalf of either Company. Inasmuch as the Board of Directors of each Company has been vested, pursuant to this Section 2.4 and the Bylaws of each Company, with exclusive power to manage and direct the business and affairs of each Company, the Shareholders shall not be permitted, pursuant to this Article II or otherwise, to take any action in the place or stead of the Board of Directors or any action that circumscribe, limit or otherwise adversely affects the power and authority of such Board of Directors, except as otherwise specifically required by applicable law or as permitted by this Agreement.


                                   ARTICLE III

                  RESTRICTIONS ON DISPOSITIONS OF COMMON STOCK

     SECTION 3.1 RESTRICTIONS ON DISPOSITIONS.

     (a) No Shareholder, any spouse of any Shareholder, any Personal Representative of any Shareholder, or any legal representative, agent or assignee of any Shareholder or any spouse of any Shareholder, as the case may be, shall make any Disposition of any shares of Common Stock, or any right or


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interest therein, except as provided in this Article III. The parties agree that the restrictions contained in this Agreement are fair and reasonable and in the best interests of each Company and the Shareholders.

     (b) Anything in this Agreement to the contrary notwithstanding, no Disposition of Common Stock otherwise permitted or required by this Agreement shall be made unless such Disposition is in compliance with federal and state securities laws, including without limitation the Securities Act and the rules and regulations thereunder. In connection with any Disposition or proposed Disposition of Common Stock, if requested by the applicable Company before such Disposition, the holder of such Common Stock proposing to effect such Disposition shall provide to such Company either (i) a written opinion of legal counsel who shall be reasonably satisfactory to such Company, addressed to such Company and reasonably satisfactory in form and substance to such Company, to the effect that the proposed Disposition of Common Stock may be effected without registration under the Securities Act and applicable state securities laws, or
(ii) a "no-action" letter from the staff of the Securities and Exchange Commission (the "SEC") to the effect that the disposition of such securities without registration under the Securities Act will not result in a recommendation by the staff of the SEC that action be taken in respect thereof; provided, however, that no such opinion shall be required in connection with a transfer to a Permitted Transferee.

     (c) Anything in this Agreement to the contrary notwithstanding, unless otherwise agreed to in writing by the applicable Company and each of the Shareholders, no Disposition of Common Stock otherwise permitted or required by this Agreement shall be effective unless and until the transferee (and such transferee's spouse, if applicable) shall execute and deliver to such Company an Addendum Agreement in the form attached hereto as Exhibit F in which such transferee (and such transferee's spouse, if applicable) agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed on Shareholders hereby; each person to whom a Disposition of Common Stock is permitted by this Agreement who receives a Disposition of Common Stock during the period when this Agreement is in effect, and who agrees in writing to be bound by the provisions hereof, shall thereafter become a "Shareholder" for all purposes of this Agreement.

     (d) Dispositions of Common Stock may only be made in strict compliance with all applicable terms of this Agreement, and any purported Disposition of Common Stock that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and neither Company shall recognize or be bound by any such purported Disposition and shall not effect any such purported Disposition on the stock transfer books of such Company.

     (e)  The restrictions on Dispositions of Common Stock contained in this
Section 3.1 with respect to each Company shall terminate and be of no further force or effect immediately after the closing of each Company's Initial Public Offering; provided, however, that any such termination shall not terminate or otherwise affect the requirements set forth in Section 3.1(b), which requirements shall continue in full force and effect until the termination of this Agreement.

     (f) Notwithstanding anything to the contrary contained herein, except as otherwise permitted or required by Sections 3.10 through 3.13, Larry Lange shall have no right to sell any shares of Common Stock during the Employment Term (as defined in that certain Employment Agreement of even date herewith between PAACO and Larry Lange) without unanimous Board approval.

     SECTION 3.2 PERMISSIBLE TRANSFERS.

     (a) Subject to the provisions of Section 3.1, a Shareholder or his Personal Representative may at any time or times transfer any or all of his shares of Common Stock to any person who is a Permissible Transferee with


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respect to the transferor Shareholder. As used herein, the term "Permissible
Transferee" with respect to a transferor Shareholder means (i) the spouse of the transferor Shareholder, (ii) a trust, the sole beneficiary of which is a spouse of the transferor Shareholder, (iii) solely with respect to an Original Shareholder, any other Original Shareholder, or (iv) the partners or stockholders of a Shareholder that is a partnership or corporation; provided, however, that such transfer does not conflict with or constitute a violation of state or federal securities laws.

     (b) If any Shareholder seeks to transfer shares of Common Stock to a Permissible Transferee pursuant to this Section 3.2, the shares of Common Stock which the transferor Shareholder desires to transfer to the Permissible Transferee in accordance with the terms hereof shall not be transferred on the books of the applicable Company nor shall any such transfer be effective unless and until such Company consents to such transfer, which consent shall not be unreasonably withheld, and such Permissible Transferee has agreed to become a party to this Agreement by executing an Addendum Agreement.

     (c) A transfer or disposition of any kind or character otherwise prohibited by this Agreement may be permitted if approved by a two-thirds vote of the Board of Directors of the Company and by a vote of eighty percent (80%) in interest of the Shareholders who are parties to this Agreement. Notwithstanding anything to the contrary contained in this Section 3.2(c), a transfer or disposition otherwise permitted under Sections 3.3 through 3.8 hereof shall not be prohibited by this Section 3.2. Any transferees pursuant to such a permitted transfer or disposition must execute an Addendum Agreement.

     SECTION 3.3 NOTICE OF RIGHT OF FIRST REFUSAL. In the event that a Shareholder receives a bona fide offer (a "Third Party Offer") for the purchase of all or a part of his or its Common Stock (or any rights or interests therein) that such Shareholder desires to accept, such Shareholder (the "Offeror Shareholder") agrees to give written notice of such Third Party Offer (the "Notice of Right of First Refusal") to the Secretary of the subject Company and to the other Shareholders (the "Other Shareholders"). The notice must set forth the name of the proposed transferee (the "Third Party"), the number of shares to be transferred (the "Offered Stock"), the price per share (the "Offer Price"), all details of the payment terms and all other terms and conditions of the proposed transfer. A Third Party Offer may not contain provisions related to any property other than the Common Stock of the Offeror Shareholder, and the Offer Price shall be expressed only in terms of cash or credit terms contained in the proposed transfer. The Offeror Shareholder shall deliver such Notice of Right of First Refusal to the parties noted above immediately upon receiving such Third Party Offer, but in any event not less than seventy (70) days prior to the date of the proposed transfer.

     The last date that the Notice of Right of First Refusal is received by the Other Shareholders shall constitute the "First Refusal Notice Date." The subject Company shall be obligated to promptly determine the First Refusal Notice Date following its receipt of a Notice of Right of First Refusal, and such date shall be promptly communicated in writing by such Company to all Shareholders within five (5) days of the determination of such date. For purposes of this Section 3.3, a "Third Party Offer" to purchase part or all of a Shareholder's Common Stock shall mean a written offer to purchase such Common Stock from a person or entity unrelated to that Shareholder. Without limitation of the generality of the foregoing, a Third Party Offer does not include an offer where the Shareholder receiving such offer has an option or obligation to reacquire all or part of the Common Stock covered by such offer.

     SECTION 3.4 PRIMARY RIGHT OF FIRST REFUSAL BY CORPORATION. The subject Company shall have the sole and exclusive option to acquire all or any portion of the Offered Stock in accordance with the provisions of the Notice of Right of First Refusal for a period of twenty (20) days from the First Refusal Notice Date. Such Company may exercise such option by giving written notice of exercise to the Offeror Shareholder and to all Other Shareholders prior to the termination of its exclusive option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of shares of Common Stock to be acquired by such Company.

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     SECTION 3.5 SECONDARY RIGHT OF FIRST REFUSAL BY ORIGINAL SHAREHOLDERS. In
the event the Company elects to purchase less than all of the Offered Stock and if the Offeror Shareholder is an Original Shareholder, each of the other Original Shareholders (the "Other Original Shareholders") shall have the exclusive option from the twenty-first day to the fortieth day following the First Refusal Notice Date to acquire his Pro Rata Share of the Offered Stock not purchased by the subject Company. The Other Original Shareholders may exercise such option by giving written notice of exercise to the Offeror Shareholder and to all the Other Shareholders prior to the termination of their exclusive option period. Such notice of exercise shall refer to the Notice of Right of First Refusal and shall set forth the number of shares of Common Stock to be acquired by such Other Original Shareholder.

     SECTION 3.6 SECONDARY RIGHT OF FIRST REFUSAL BY OTHER SHAREHOLDER(S). In the event the Offeror Shareholder is not an Original Shareholder or in the event some or all of the Other Original Shareholders do not elect to acquire their Pro Rata Share of the Offered Stock not purchased by the subject Company, the Other Shareholders shall have the exclusive option from the twenty-first day to the sixtieth day, if the Offeror Shareholder is an Original Shareholder, following the First Refusal Notice Date to acquire the Offered Stock not purchased by the subject Company in accordance with the procedure described in this Section. The Other Shareholders may, by agreement, allocate among themselves the right to acquire such part of the Offered Stock that will not be acquired by the subject Company or the Other Original Shareholders, if appropriate.

     In the absence of such an agreement between the Other Shareholders, each Other Shareholder will be entitled to give written notice to the Offeror Shareholder, to the subject Company and to the Other Shareholders, within forty
(40) days from the First Refusal Notice Date, of such Shareholder's election to acquire all or any part of his Pro Rata Share of the Offered Stock that is not being acquired by the subject Company or the Other Original Shareholders, as appropriate.

     If the subject Company and Other Shareholders have not given written notice of election to acquire all of the Offered Stock within forty (40) days of the First Refusal Notice Date if the Offeror Shareholder is not an Original Shareholder, or within sixty (60) days, if the Offeror Shareholder is an Original Shareholder, then between the forty-first and fiftieth day, or the sixty-first and seventieth day, as the case may be, following the First Refusal Notice Date the subject Company or any of the Other Shareholders may give written notice to the Offeror Shareholder, to the subject Company and to the Other Shareholders of an election to purchase any or all of the Offered Stock that the subject Company or the Other Shareholders have not previously agreed to purchase. Such additional shares of Common Stock shall be allocated on a first-to-give-notice basis determined as of the date written notice is received by the subject Company.

     SECTION 3.7 PURCHASE PRICE. The total purchase price (the "Purchase Price") for all the Common Stock to be purchased pursuant to Section 3.3 will be the total purchase price for the proposed transfer, and upon the same terms and conditions, as set forth in the Third Party Offer.

     SECTION 3.8 COMPLIANCE REQUIRED. Any Disposition described in this Article III of a Shareholder's Common Stock without complying with the giving of a Notice of Right of First Refusal and the Right of First Refusal provisions of this Article III shall be void, and the subject Company shall issue a Notice of Right of First Refusal upon discovery of such transfer, a copy of which shall be sent to the person or entity making such transfer, his or its transferee, the subject Company and all Shareholders. The duty of the subject Company to see to the issuance of such Notice of Right of First Refusal shall not be considered to be elective, but shall be mandatory. Upon the giving of the Notice of Right of First Refusal, the time periods for the exercise of the options specified in Sections 3.4, 3.5 and 3.6 shall commence running. If a Notice of Right of First Refusal had already been given to the subject Company, but the subject Company is required to issue a new Notice of Right of First Refusal under this Section, the prior Notice of Right of First Refusal shall have


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no effect and the time periods under the Notice of Right of First Refusal issued by the subject Company shall apply.

     SECTION 3.9 CERTAIN RIGHTS OF INCLUSION.

     (a) No Shareholder shall, individually or collectively, in any transaction, sell or otherwise dispose of shares of Common Stock held by such Shareholder to a third party unless the terms and conditions of the Third Party Offer include an offer, at the same price and on the same terms as the offer to the selling Shareholders, to each of the other Shareholders (the "Offerees"), to include at the option of each Offeree, in the sale or other disposition to the Third Party, a number of shares of Common Stock owned by each Offeree determined in accordance with this Section 3.9.

     (b) The Shareholder or Shareholders that receives the Third Party Offer (the "Selling Shareholder") shall cause the Third Party Offer to be reduced in writing (which writing shall include an offer to purchase or otherwise acquire shares of the Common Stock from the Offerees as required by this Section 3.9) and shall send written notice of the Third Party Offer together with a copy of the Third Party Offer (the "Inclusion Notice") to each of the Offerees in the manner specified in Section 6.1 hereof. At any time within twenty (20) calendar days after delivery of the Inclusion Notice, an Offeree may accept the offer included in the Inclusion Notice by furnishing written notice of such acceptance to the Selling Shareholder.

     (c) Each Offeree shall have the right (an "Inclusion Right") to sell pursuant to the Third Party Offer a number of such Offeree's shares of Common Stock equal to the product of (x) the number of shares of Common Stock held by such Offeree and (y) a fraction, the numerator of which is the total number of shares of Common Stock covered by the Third Party Offer and the denominator of which is the total number of shares of Common Stock then outstanding.

     SECTION 3.10 DEATH OF A SHAREHOLDER. The death of a Shareholder shall constitute a Third Party Offer hereunder at Fair Market Value for such deceased Shareholder's stock (including the interest, if any, in such stock held by such Shareholder's spouse) and the provisions of Sections 3.3 through 3.6 shall apply to such Third Party Offer.

     SECTION 3.11 TERMINATION OF MARITAL RELATIONSHIP. If the marital relationship of a Shareholder is terminated by divorce and such Shareholder does not succeed to his or her spouse's community interest in the Common Stock, such Shareholder shall have the option to purchase all of his or her spouse's interest in the Common Stock, and his or her spouse shall be obligated to sell such Common Stock. The price per share at which such Common Stock shall be purchased shall be an amount equal to the net book value of one (1) share of such Common Stock as determined under generally accepted accounting principles as of the most recent fiscal year end. Such option must be exercised within ninety (90) days after such divorce. Should such Shareholder fail to exercise such option within such 90-day period, such spouse's community interest in the stock shall be offered to the Other Shareholders, and the provisions of Sections
3.3 through 3.6 shall apply with the exception that the price per share at which the Common Stock shall be purchased shall be the net book value per share of Common Stock as determined under generally accepted accounting principles as of the most recent fiscal year end.

     SECTION 3.12 TERMINATION OF ORIGINAL SHAREHOLDER'S EMPLOYMENT. (a) If any Original Shareholder's employment with either Company is terminated for Cause (as defined in the Employment Agreement of even date herewith by and between each Original Shareholder and PAACO (collectively, the "Employment Agreements")) or if such Original Shareholder resigns or otherwise voluntarily terminates his employment with PAACO, each Company shall have the right but not the obligation to purchase all of such Original Shareholder's shares of Common Stock. The price per share at which such Common Stock shall be


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purchased shall be an amount equal to 80% of the Fair Market Value of one (1)
share of such Common Stock. The Original Shareholder whose employment is terminated shall not be entitled to vote (if on the Board of Directors of either Company) with respect to exercising such option.

     (b) If any Original Shareholder's employment with PAACO is terminated without Cause, such Original Shareholder shall have the right but not the obligation to request the Companies to purchase all of such Original Shareholder's shares of Common Stock. The price per share at which such Common Stock shall be purchased shall be an amount equal to 120% of the Fair Market Value of one (1) share of such Common Stock.

     SECTION 3.13 BANKRUPTCY OF SHAREHOLDER. In the event a Shareholder (i) files a voluntary petition in bankruptcy, (ii) makes an assignment for the benefit of creditors, or (iii) is adjudicated bankrupt or insolvent, the other Shareholders shall have the right, but not the obligation, to purchase all of such Shareholder's shares of Common Stock at the price per share equal to the Fair Market Value of one (1) share of Common Stock.

     SECTION 3.14 DISPOSITIONS PURSUANT TO SECTIONS 3.10, 3.11, 3.12 AND 3.13. Prior to or upon any Disposition of Common Stock (as provided for in Sections 3.10, 3.11, 3.12 and 3.13), the Shareholder who owns such Common Stock, or his Personal Representative (or the Companies, in the event of a Disposition pursuant to Section 3.12(a)), shall send written notice thereof, within 10 days of the determination of Fair Market Value, by certified or registered mail, return receipt requested, disclosing in full to each Company and the other Shareholders the nature and details of such Disposition. Unless specifically provided for otherwise herein, in the event of such Disposition, such Shareholder's shares of Common Stock shall be sold in accordance with the provisions of Sections 3.3 through 3.6 (with the purchase price being payable in cash), and the last date such notice is received by the Other Shareholders shall constitute the "First Refusal Notice Date."

     SECTION 3.15 TRANSFERS IN CONNECTION WITH ESTATE PLANNING. The Original Shareholders shall be entitled to transfer any shares of Common Stock they own to any trust, estate or other estate planning entity created by such Original Shareholder in connection with estate planning, and, subject to Section 3.10 hereof, the ownership of such shares upon the death of such Original Shareholder shall be transferred in accordance with the terms of the instrument creating such trust, estate or other estate planning entity. Upon such a transfer, such entity shall be deemed to be a "Shareholder" for all purposes and shall be entitled to all rights, and shall have all obligations, of a Shareholder under this Agreement. If requested by the other Shareholders, such entity shall become a party to this Agreement by execution of an Addendum Agreement.

     SECTION 3.16 ENDORSEMENT OF STOCK CERTIFICATES.

     (a) Conformed copies of this Agreement shall be filed with the Secretary of each Company and kept with the records of each Company at its principal office. An officer of each Company shall endorse each certificate representing the shares of Common Stock of such Company heretofore or hereafter issued by such Company to the Shareholders by causing to be placed on the face thereof the following:

             TRANSFER IS SUBJECT TO RESTRICTIVE STOCK LEGEND ON BACK

and by causing to be placed on the back thereof the following legend:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS' AGREEMENT DATED ON OR AS OF FEBRUARY 1, 1998, BY AND AMONG THE COMPANY AND CERTAIN OTHER PERSONS, WHICH AGREEMENT CONTAINS, AMONG OTHER PROVISIONS, RESTRICTIONS ON THE TRANSFER, SALE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH SHAREHOLDERS' AGREEMENT HAS BEEN FILED, AND IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THIS CERTIFICATE, AT THE PRINCIPAL OFFICE OF THE COMPANY.

     (b) In addition to the legend required under Section 3.16(a), each Shareholder agrees that, if legal counsel to either Company deems appropriate, each certificate representing shares of Common Stock also shall bear a legend in substantially the following form:

          THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

     SECTION 3.17 SPECIFIC PERFORMANCE. Each of the parties to this Agreement acknowledges that it shall be impossible to measure in money the damage to the Companies or the Shareholder(s), if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article III, that every such restriction and obligation is material, and that in the event of any such failure, the Companies or the Shareholder(s) shall not have an adequate remedy at law or in damages. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against him at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article III and to prevent any disposition of shares of Common Stock in contravention of any terms of this
Article III, and waives any defenses thereto, including, without limitation, the defenses of: (i) failure of consideration; (ii) breach of any other provision of this Agreement; and (iii) availability of relief in damages.


                                   ARTICLE IV

                    SPECIAL MANAGEMENT/GOVERNANCE PROVISIONS

     SECTION 4.1 ARTICLES OF INCORPORATION; NO CONFLICT WITH AGREEMENT. Attached hereto as Exhibits B and C and D and E are copies of the Articles of Incorporation and Bylaws, respectively, of each Company which are in effect as of the date hereof. Each Shareholder shall vote his shares of Common Stock, and shall take all the actions necessary, to ensure that the Articles of Incorporation and Bylaws of each Company do not, from time to time, conflict with the provisions of this Agreement.

     SECTION 4.2 CERTAIN PROHIBITIONS.

     (a) Any future sales of shares or issuance of capital stock (or warrants, options or rights to acquire shares of capital stock or securities convertible into or exchangeable for capital stock) of each Company must be made at a price equal to or greater than the price per share (as adjusted from time to time to reflect any stock splits, stock dividends or similar events) paid by Crown for the shares of Common Stock it has acquired on the date hereof unless otherwise agreed by the parties hereto.

     (b) Any redemptions or offers for Common Stock (made pursuant to a right of first refusal) must be made available to all Shareholders on a pro rata basis and at the same consideration per share.

     (c) Any issuances of capital stock of either Company senior to such Company's Common Stock (including rights to acquire such capital stock of such Company), or any changes to the rights of such Common Stock, must be unanimously approved by the Shareholders.

     SECTION 4.3 BOARD OF DIRECTORS.

     (a) From and after the date hereof, the Shareholders and their assigns shall vote their shares of Common Stock, at any regular or special meeting of shareholders called for the purpose of filling positions on the Board of Directors of the Company, or in any written consent executed in lieu of such meeting of shareholders and shall take all the actions necessary, to ensure the election to the Board of Directors of the Company of four individuals: (i) two of which shall be designated by the Original Shareholders (the "Management Nominees") and (ii) two of which shall be designated by Crown (the "Crown Nominees").

     (b) From and after the date hereof, each Company shall maintain an Executive Committee of the Board of Directors comprised of the two Management Nominees and one of the Crown Nominees.

     SECTION 4.4 REMOVAL.

     (a) If a director designated and elected pursuant to Section 4.3, (i) has been designated by Crown pursuant to Section 4.3 and, during such director's term as director, Crown requests that such director be removed (with or without Cause) by written notice to the Original Shareholders or (ii) has been designated by the Original Shareholders pursuant to Section 4.3 and, during such director's term as director, holders of a majority of the Common Stock held by the Original Shareholders request that such director be removed (with or without Cause) by written notice to Crown, then such director may be removed, with or without Cause, upon the affirmative vote of holders of a majority of the outstanding shares of Common Stock, and each Shareholder hereby agrees to vote all shares of Common Stock owned or held of record to effect such removal or consent in writing to effect such removal upon such request.

     (b) No director shall be removed without Cause except as provided in
Section 4.4(a) hereof and any director shall be removed for Cause if the holders of a majority of the outstanding shares of Common Stock consent in writing to such removal. For the purposes of this Section 4.4(b), "Cause" shall mean a commission by a director of a felony which in the opinion of a majority of such Company's Board of Directors is injurious to the business reputation of the Company or any subsidiary thereof or the wilful commission by a director of a dishonest act effecting such Company or any subsidiary thereof. Each Original Shareholder that is a member of the Board of Directors agrees to resign as a member of the Board of Directors upon the termination of his employment with PAACO for Cause as defined in the Employment Agreement dated of even date herewith between such Original Shareholder and PAACO.

     SECTION 4.5 VACANCIES. In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without Cause) of a director, each Shareholder will cause the directors designated by it to vote for the individual designated to fill such vacancy by whichever of the Shareholders designated (pursuant to Section 4.3 hereof) the director whose death, disability, retirement, resignation or removal (with or without Cause) resulted in such vacancy on the Board (in the manner set forth in Section 4.3); provided, however, that such other individual so designated may not previously have been a director of the Company who is removed for Cause from the Board of Directors.

     SECTION 4.6 COVENANT TO VOTE. Each Shareholder hereby agrees to take all actions necessary to call, or cause each Company and the appropriate officers and directors of each Company to call, a special or annual meeting of the shareholders of such Company and to vote all shares of the Common Stock owned or held of record by such Shareholder at any such annual or special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and otherwise to effect the intent of Article IV. In addition, each Shareholder agrees to vote the shares of Common Stock owned by such Shareholder upon any other matter arising under this Agreement submitted to a vote of the Shareholders in a manner that will implement the terms of this Agreement.

     SECTION 4.7 DESIGNATION OF PROXY. In order to effectuate the provisions of this Article IV and in addition to and not in lieu of Sections 4.3 through 4.5 hereof, each of the Original Shareholders hereby grants to Larry Lange a proxy to vote at any meeting of Shareholders or take any action by written consent in lieu of such meeting with respect to, all of the shares of Common Stock owned or held of record by such Original Shareholders solely for (i) the election of directors designated in accordance with Section 4.3 hereof, and (ii) the election of a director to fill any vacancy on the Board of Directors in accordance with Section 4.5 hereof.

     SECTION 4.8 FINANCIAL REPORTS. (a) Within 20 days after the end of each fiscal month, each Company shall furnish to each Shareholder a balance sheet as of the end of such month and an income statement and statement of cash flows for such month prepared in accordance with generally accepted accounting principles, consistently applied.

     (b) Within 90 days after the end of each fiscal year, each Company shall furnish to each Shareholder an audited balance sheet as of the end of such fiscal year and an income statement and statement of cash flows for such fiscal year prepared in accordance with generally accepted accounting principles, consistently applied.

     (c) Notwithstanding anything to the contrary contained herein, the obligations of each Company to furnish financial information pursuant to this
Section 4.8 shall cease with respect to such Company upon the consummation of an Initial Public Offering by such Company.


                                    ARTICLE V

                      RESTRICTIONS ON CERTAIN TRANSACTIONS

         SECTION 5.1 EXECUTIVE COMMITTEE. Neither Company shall, without the unanimous approval of its Executive Committee:

     (a) make any capital expenditure, commitment, contract or undertaking that is in excess of $120,000;

     (b) enter into any transaction with any Shareholder, officer or director, or any relative or Affiliate of any shareholder, officer or director or become a guarantor, surety or indemnitor of any indebtedness, undertaking or obligation of any such person or any entity controlled by any such person;

     (c) extend loans or other credit not in the ordinary course of business in excess of $25,000.

     (d) (i) pledge or otherwise encumber shares of capital stock of such Company or any subsidiary outside the ordinary course of business; or (ii) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon other than in the ordinary course of business;

     (e) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance or termination agreement or plan for the benefit or welfare of any Original Shareholder or any stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, or other employee benefit trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee;

     (f) acquire, sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets other than inventory with a purchase price in excess of $50,000, individually, or $250,000, in the aggregate, other than in the ordinary course of business;

     (g) make and adopt an annual budget of each of the Companies; or

     (h) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.1.

     SECTION 5.2 BOARD OF DIRECTORS. Neither Company shall, without the unanimous approval of its Board of Directors:

     (a) amend any provision of its or its subsidiaries' Articles of Incorporation or Bylaws;

     (b) (i) split, combine, or reclassify any shares of its capital stock; (ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock;
(iii) repurchase, redeem or otherwise acquire any of its securities or any securities of any subsidiary; (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such Company or any subsidiary (including any spin-off or spin-out of a subsidiary of such Company); or (v) issue any New Securities;

     (c) change the appointment of independent auditors selected to audit such Company's financial statements, provided, however, that the Board of Directors of each Company agree to appoint Coopers & Lybrand, LLP, if requested by Crown;

     (d) acquire or dispose of (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof; or

     (e) engage in any business or businesses the nature of which differs in any material respect from any business currently conducted by such Company or any subsidiary thereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1 MANNER OF GIVING NOTICE. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

                   PAACO, Inc.
                   605 S. Loop 12
                   Irving, Texas  75060

                   Premium Auto Acceptance Corporation
                   605 S. Loop 12
                   Irving, Texas  75060

     If to any Shareholder, at his address as set forth on Exhibit A of this Agreement.

     Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received when confirmed; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

     SECTION 6.2 WARRANTS. In the event the Original Shareholders exercise the Warrants to purchase shares of Common Stock, the Original Shareholders agree that the shares purchased upon exercise of the Warrants will be bound by and subject to the provisions of this Agreement.

     SECTION 6.3 WAIVER OF NOTICE. Whenever any notice is required to be given to any Shareholder or director of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     SECTION 6.4 COUNTERPART SIGNATURES. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by each of the Shareholders so long as each counterpart shall be signed by one or more of the Shareholders and so long as the other Shareholder shall sign at least one counterpart which shall be delivered to the Company.

     SECTION 6.5 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     SECTION 6.6 JOINDER OF SPOUSES. The spouses of all married Shareholders have joined in the execution of this Agreement in order to evidence their agreement and consent to be bound by the terms and conditions hereof as to their interest, whether as community property or otherwise, if any, in the shares of Common Stock owned by their respective spouses.

     SECTION 6.7 ENTIRE AGREEMENT; AMENDMENTS.

     (a) This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof. This instrument and the Stock Purchase Agreement among the Companies, the Original Shareholders and Crown of even date herewith contain the entire agreement among the parties with respect to such subject matter and may not be amended, supplemented, or discharged, and no provision hereof or thereof may be modified or waived, except by an instrument in writing signed by the Company and all persons then a party to this Agreement as shareholders of the Companies.

     (b) No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

     (c) No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

     SECTION 6.8 GOVERNING LAW AND VENUE. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law principles of such state and the exclusive venue for any dispute arising hereunder shall be the federal or state courts located in Dallas County, Texas.

     SECTION 6.9 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Companies and each Shareholder and his respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives, and by their signatures hereto, the Companies and each Shareholder intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

     SECTION 6.10 FUTURE ACTIONS. The Companies and the Shareholders shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein, including if necessary any action required to authorize and direct the officers and directors of the Companies to amend the Company's Articles of Incorporation so that this Agreement is enforceable under the laws of the State of Texas.

     SECTION 6.11 HEADINGS; EXHIBITS. All article and section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom. The Exhibits attached hereto and referred to herein are a part of this Agreement as if fully set forth herein. All references to Sections and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     SECTION 6.12 TERMINATION OF THIS AGREEMENT. Except as provided herein, this Agreement shall immediately and automatically terminate, without any further action by any party, upon any of the following: (i) the unanimous written consent to the termination hereof of all persons then a party to this Agreement as

Shareholders, (ii) the dissolution, bankruptcy, receivership or insolvency of either of the Companies, as to such Company, or (iii) with respect to a Company, if such Company completes an Initial Public Offering.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day, month and year first above written.

PAACO:                             PAACO, INC.


                                   By:
                                      ------------------------------------------
                                      Daniel Chu
                                      President

PREMIUM:                           PREMIUM AUTO ACCEPTANCE CORPORATION


                                   By:
                                      ------------------------------------------
                                      Daniel Chu
                                      President

SHAREHOLDERS:                      SPOUSE:

                                      ------------------------------------------

---------------------------------     ------------------------------------------
Larry Lange


---------------------------------
Daniel Chu


---------------------------------
Ted Lange



CROWN GROUP, INC.


By:
   ------------------------------
   Edward R. McMurphy
   President

                                    EXHIBIT A


                    LIST OF SHAREHOLDERS AND SHARE OWNERSHIP





                                        Shares of PAACO          Shares of Premium         Percentage of
Shareholder (Name and Address)        Common Stock Owned        Common Stock Owned    Total Shares Outstanding
------------------------------        ------------------        ------------------    ------------------------

Larry Lange                                 35,333.51                   353.51                  24.91%
c/o PAACO, Inc.
605 S. Loop 12
Irving, Texas  75060

Daniel Chu                                  16,666.75                   166.75                  11.75%
c/o PAACO, Inc.
605 S. Loop 12
Irving, Texas  75060

Ted Lange                                   14,666.74                   146.74                  10.34%
c/o PAACO, Inc.
605 S. Loop 12
Irving, Texas  75060

Crown Group, Inc.                           75,178                      752                     53.00%
4040 N. MacArthur Blvd.                    -------                    -----                    -------
Suite 100                                  141,845                    1,419                    100.00%
Irving, Texas  75038                       =======                    =====                    =======



                                      A-1